EXHIBIT 10.4

                                 LEASE AGREEMENT

      This Lease, entered into and executed this 24th day of January, 2005 between WILLIAM A WATSON, JR., hereinafter called Lessor, and AMERIFIRST, hereinafter called Lessee, without regard to number or gender,

                                   WITNESSETH:

      The Lessor, for and in consideration of the rents hereinafter to be paid by the Lessee, hereby demise and lease unto the Lessee the premises located in CAMDEN COUNTY, GEORGIA, and more particularly described as follows:

                                2015 OSBORNE ROAD
                          ST. MARYS, GEORGIA 31558-2508

                                4726 SQUARE FEET

      To have and to hold said premises for the term beginning on the 1st day of APRIL, 2005 and ending the 31st day of MARCH, 2010, unless the term hereby demised shall be sooner terminated as hereinafter provided. This Lease is granted and accepted upon the foregoing and the following terms, covenants, conditions and stipulations.

      1. In consideration of said demise the Lessee covenants and agrees to pay to the Lessor as rent for said premises the total sum of $241,026.00 for a term of five (5) year(s), payable as follows: The sum of THREE THOUSAND, NINE-HUNDRED, THIRTY-EIGHT AND 33/100 dollars ($3938.33) for three years and FOUR THOUSAND, ONE-HUNDRED, THIRTY-FIVE AND 25/100 ($4135.25) for years four and five with the first payment due April 1, 2005 and a like sum on the first day of each and every calendar month thereafter, in advance, without demand.

Said payments shall be payable at the office of the Lessor located at 7821 Deercreek Club Road, Suite #200, Jacksonville, Florida, 32256-3698. Landlord's Social Security number is ###-##-####. 904-880-7210.

      2. Lessee shall pay the first and last month's rent upon execution of this agreement, receipt of which is hereby acknowledged.

Lessee shall abide by all the covenants and agreements contained herein and shall deliver up to Lessor the demised property at the end of the term or when this agreement is terminated in the same condition as when originally demised to the Lessee by the Lessor, ordinary wear and tear to the premises, fire and other casualty excepted.

      3. Each of the following events shall be a default hereunder by Lessee and a breach of this Lease Agreement:

      a. If Lessee shall fail to pay Lessor any rent or additional rent as and when the same shall become due and payable.

      b. If Lessee or any successor or any assignee of Lessee while in possession shall file a petition in bankruptcy or insolvency or for reorganization or arrangement under the Bankruptcy Act of any State, or shall voluntarily take advantage of any such law or act by answer or otherwise, of if a corporation shall be dissolved or shall take an assignment for the benefit of creditors.

      c. If involuntary proceedings under any such bankruptcy law or insolvency act, or for the dissolution of a corporation shall be instituted against Lessee or such successor or assignee, which proceedings shall not be set aside within 60 days, or if a receiver or trustee shall be appointed of all or substantially all of the property of Lessee or such successor or assignee.

      d. If this Lease or the interest of Lessee hereunder shall be transferred or assigned in a manner other than herein permitted.

      4. (a) In the event of any such defaults, the Lessor may, at Lessor's option, terminate and end this Lease and re-enter upon the property whereupon the term hereby granted and at Lessor's option, all right, title and interest in or under it shall end and the Lessee shall become a tenant at sufferance; or else said Lessor may, at Lessor's option, may take possession of the premises and rent the same for the account of the Lessee. The exercise of any such options herein contained shall not be deemed the exclusive Lessor's remedy; Lessor will use reasonable effort to lease space.

            (b) ACCELERATION OF THE ENTIRE RENT. In the event of default of Lessee, and at the option of the Lessor, the entire rental payment until the expiration of this lease, shall accelerate and immediately become due and payable by Lessee. provided, however, that if Lessor, at its option, relets the premises before the expiration date of this lease, all monies collected as rent under such reletting shall be held by Lessor for Lessee's benefits.

      5. Lessee hereby acknowledges that the premises are in thoroughly good order, tenantable, healthy and safe condition and repair upon the commencement of the Lease subject to hidden and latent defects. The taking of the possession hereunder shall be conclusive evidence and Lessee hereby further covenants that it will not permit or suffer any unreasonable noise, disturbance or nuisance, nor allow any unhealthy or unsafe or untenantable condition on said premises which shall be detrimental to the premises or to the neighbors and should said premises not be so maintained, then in that event, this shall be considered a default under the terms of this Lease Agreement, and Lessor shall have the remedy set out hereunder.

      6. The Lessee covenants and agrees not to assign, transfer, mortgage, pledge or hypothecate this leasehold or to sublet the demised premises or any part thereof without prior written consent of the Lessor, which consent shall not be unreasonably withheld.

      7. The Lessee shall not make any alterations nor changes in the demised premises without prior written consent of Lessor, except Lessee may put up drapery rods, bulletin boards and pictures.

      8. Should Lessor or Lessee employ an attorney because of the breach by either party of any of the terms, covenants or agreements contained in this Lease, the losing party will pay the prevailing party a reasonable attorney's fee, together with all reasonable costs and charges incurred by, through or in connection with such collection, or enforcement of the covenants herein.

      9. Lessee agrees that all boxes, furniture, equipment, etc., shall be kept in the premises upon delivery and that Lessee will keep the exterior of the premises, including all common passageways, sidewalks, alleyways and entranceways, free from all merchandise, boxes, furniture, equipment, refuse and debris at all times. The sidewalks, entrances, passages, courts, corridors, vestibules, halls, grounds in or about the building shall not be obstructed or used for storage or for any purpose other than ingress and egress by the Lessee. In the event that the Lessee shall fail to keep the area as set forth above free from debris of Lessee, then in that event, Lessor shall clean the area which is Lessee's responsibility and Lessee shall reimburse Lessor for all actual expenses incurred in the cleaning and maintenance of the area.

      10. Lessee shall indemnify and save harmless said Lessor from any and all claims, suits, actions, damages or causes of actions arising during the term of this Lease for any personal injury, loss of life or damage to property sustained in or about the leased premises, by reason or as a result of Lessee's occupancy thereof and from and against any orders, judgments, or decrees which may be entered thereon and from and against all costs, attorney's fees, expenses and liabilities incurred in and about the defense of any such claim in the investigation thereof.

      11. It is agreed by Lessee that this Lease shall be subject and subordinate to any mortgage, deed of trust, or other liens now on the premises or which may hereafter by made on account of any proposed loan to be placed on said premises, by the Lessor to the full extent of all debts and charges secured thereby; and to any renewals, extensions and modifications of all or any part thereof which Lessor may hereafter at any time elect to place on said premises, and said Lessee agrees upon request to hereafter execute any paper or papers which the counsel for the Lessor may deem necessary to accomplish that end.

      12. Lessee shall keep the demised premises and the property in which the demised premises are located free from any liens arising out of any work performed, materials furnished or any obligations incurred by Lessee.

      13. The Lessor is not obligated to provide any service to the Lessee. Lessee agrees to pay a prorata of garbage dumpster percentage of space leased to total space

      14. The Lessee agrees that it will contract for and provide the following services at Lessee's expense:

                  (a)   Electricity

                  (b)   Janitorial Service for his space.

                  (c)   Telephone for his space, and share of dumpster service

                  (d)   Security System

                  (e) Expense of carpeting conference room where wall was removed

      15.   The Lessor will provide the following:

            (a) Heating and air conditioning units with adequate air ducts and registers. Lessor will assume responsibility of heating and A/C system, provided Lessee to agree to pay for costs of having filters changed every two months at expense not to exceed $40.00 for every two months, plus have annual service on system at Lessee's expense through Watson Heating and Air as a part of Watson Maintenance, Inc. If Lessee fails to provide annual service and change of filters, Lessee assumes total responsibility for heating and A/C systems.

            (b) Tenant improvement per Exhibit A provided by Kur-Star Construction which includes new carpeting, painting and removal of walls in additional space adjacent to main office of 2,700 square feet.

            (c)   Lawn Service for entire property.

      16. Lessee agrees, at it's own expense, to maintain in full force and effect during the lease terms a policy or policies of comprehensive public liability insurance including property damage, written by one or more responsible insurance companies licensed to do business in the State of Georgia, which will insure Lessee with Lessor (and such other persons, firms, or corporations as are designated by Lessor) as additional insured against liability for injury to persons and/or property and death of any person or persons incurring in or about the premises. Each policy shall be approved as to form and insurance company by Lessor and the liability such insurance shall not be less than $100.000.00 for anyone person injured or killed and not less than $300,000.00 for any one accident and not less than $25,000.00 property damage. Lessor will maintain adequate fire insurance on building. Lessee to maintain his own contents coverage.

      17. Lessee agrees that no hazardous trade or occupation shall be permitted or Carried in the premises and nothing will be done or permitted or nothing will be kept in or about the premises which will increase the risk or hazard of fire or damage so as to increase Lessor's hazard insurance premium or cause Lessor's hazard insurance policy to be void. The Lessee further covenants not to conduct any business that is contrary to or in violation of the laws of the United States of America or the State of Georgia or the ordinances of Camden County.

      18. Lessor or Lessor's authorized agent may at any reasonable time upon reasonable notice enter and view said premises and make any repairs which in Lessor's opinion may be necessary at Lessor's expense.

      19. Lessor's waive of breach of any one covenant or condition of this Lease is not a waiver of breach of other covenants or conditions. The Waiver is only for the breach waived. Lesssor's acceptance of the rent installments after breach is not a waiver of any other breach, except of breach of the covenant to pay the rent installments when past due and shall not be construed to be a waiver of refusal to accept payments in the future.

      20. In the event the premises are destroyed or so damaged by fire or other casualty during the term of this Agreement so that they become untenantable, then, in that event, the Lessor shall have the right to render said premises tenantable by making the necessary repairs within one hundred-twenty (120) days therefrom, during which repair period when building is untenantable the rental hereunder shall abate and not be owed by Lessee for said period and shall recommence when building is rendered tenantable and occupancy is recommenced; and, if said premises are not rendered tenantable within said time, it shall be optional with either party or cancel this Lease. In the event of such cancellation, the rent shall be paid only to the date of such fire or casualty.

      21. This Lease Agreement shall inure and be binding upon the successors, assigns, heirs and administrators of the parties hereto.

      22. It is hereby agreed by and between the parties that the finding of one provision clause or paragraph of this Lease to be null and void shall not have effect upon the remaining provisions of the Lease and all other provisions shall remain in full force and effect.

      23. Lessee will be entitled to sign identification at Lessee's expense on windows adjacent to entrance of Lessee's space. The sign must be approved by the Lessor and Lessee shall be entitled to use of pylon sign 6'6 by 10' on street.

      24. Cleaning of the parking lot area immediately in front of Lessee's store or office front shall be the responsibility of the Lessee. Lessee shall be responsible for keeping the area in front of his office free of paper and other debris of the Lessee. In the event that Lessee shall fail to keep the area as set forth above free from the debris of Lessee, then in that event, Lessor shall clean the area which is Lessee's responsibility and Lessee shall reimburse Lessor for all actual expenses incurred in the cleaning and maintenance of the area. Lessee will also be responsible for bringing in trash can used by them for garbage service and help keep area policed of trash at pick up area.

      25. Lessee shall obtain and maintain, at its own expense, plate glass insurance coverage on all exterior plate glass in the leased premises.

      26. The Lessee shall on the expiration, or the sooner termination of the Lease term, surrender to the Lessor the leased property, including all building, replacement, changes, additions, and improvements constructed or placed by the Lessee thereon, with all equipment of Lessor in or appurtenant thereto, excepting therefrom the faces of the illuminated outdoor sign.

      27. Lessor agrees to maintain and repair exterior of building including roof, structural walls, sewer water pipes, electrical service to the building and parking area maintenance. Lessee to be responsible for maintaining his interior leased space which will include plumbing fixtures and electrical fixtures.

      28. If Lessee desires additional telegraphic, telephone, burglar alarm or signal connections, or the installation of any other electrical wiring, Landlord will, upon receiving written request from Lessee and at Lessee's expense; direct the electricians as to where and how the wires are to be introduced and run, and without such direction no boring, cutting or installation of wires will be permitted. Lessee shall not install or erect any antennae, aerial wires or other equipment inside or outside the building without, in every instance, obtaining prior written approval from the Landlord.

      29. Lessee shall not create or maintain a nuisance in the premises nor make or permit any noise or odor, or use or operate any devices that emit loud sounds, air waves, vibrations, or odors that are objectionable to other occupants or tenants of this or any adjoining building or premises; nor shall the premises be used for lodging or sleeping nor for any immoral or illegal purpose that will damage the premises, or inure the reputation of the building.

      30. FIXTURES, PLUMBING: The toilets and other water and sewer apparatus and fixtures shall not be used for purposes other than those for which they were designed, and no sweepings, matches, rags, disposable diapers, ashes, or other improper articles shall be thrown therein.

      31. TAXES: Lessor shall pay all real estate taxes duly assessed on said leased demised premises during the term of this Lease, and any extensions hereof, provided however, that in addition to the base rent provided for on Page 1 of said Lease, for the period beginning January 1, 2004 and paid in 2004, the Lessee agrees to pay to Lessor an increased amount of rent equal to its prorate share of the increase in real estate taxes (but excluding special assessments) over the taxes assessed for the year 2004 and paid in 2004. For purposes of computing real estate tax increases, the base year shall be the 2004 real estate taxes paying in 2004. When the increased taxes over the 2004 base year are determined, Lessee agrees to pay its prorate share of the increase by May 31st of the next year after the taxes are payable.

      32. Lessee agrees to pay a five per cent (5%) late charge should rent be received in Lessor's office after the 15th day after receipt of written notice by Lessee from Lessor that said installment is overdue.

      33. Lessee agrees to take necessary precautions to protect plumbing from freeze damage. The Lessee agrees to promptly make and pay for necessary repairs to plumbing and other damage by water as a result of freeze damage.

      34. Notification of Agency: This is to notify you that Watson Realty Corp., Realtors, a Real Estate firm licensed under Georgia Statues Chapter 475, represent (check one): __XXX_____Landlord, _______________ Tenant relating to property shown by Watson Realty. The undersigned hereby acknowledges receipt of the foregoing notification which was given prior to entering into a rental agreement.

      35. Radon Gas Notification: "Radon Gas: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Georgia. Additional information regarding radon and radon testing may be obtained from your public health unit."

As a tenant of a building, the undersigned certifies that they have been advised about "Radon Gas" prior to the execution of the lease agreement.

IN WITNESS WHEREOF, the parties hereto have set their hands and seal the day and year first above written.

/s/ Elizabeth Mills                         /s/ William A. Watson
-----------------------------------         -------------------------
Witness                                     WILLIAM A WATSON, JR.
                                            LESSOR

/s/ Shirley Johnson
-----------------------------------
Witness

                                            AMERIFIRST
                                            ----------

/s/ Brittany Ellis                          /s/ John Tooke
-----------------------------------         -------------------------
Witness                                     By: John Tooke
                                                ---------------------
                                            LESSEE

/s/ Elizabeth Gray
-----------------------------------
Witness